                                                                   Exhibit 10.53

                              LAMAR COUNTY ELECTRIC
                             COOPERATIVE ASSOCIATION


                                    NOTICE OF
                             SPECIAL MEETING OF THE
                                     MEMBERS


                                NOTICE OF MEETING
                                       AND
                                 PROXY STATEMENT

                                      TIME:
                    TUESDAY, DECEMBER 14, 1999, AT 1:00 P.M.


                                     PLACE:
                                LOVE CIVIC CENTER
                           2025 SOUTH COLLEGIATE DRIVE
                                  PARIS, TEXAS


  If you cannot be present at this Special Meeting,please sign and return the enclosed proxy promptly so that you may be represented at meeting.

                           LAMAR ELECTRIC COOPERATIVE
                             1485 North Main Street
                                  Paris, Texas


         November 16, 1999


Dear Member,

You are cordially invited by the Board of Directors (the "Board") of Lamar Electric Cooperative (the "Cooperative"), a Texas electric cooperative, to attend a Special Meeting of the Members of the Cooperative (the "Special Meeting"). The Special Meeting will be held at the Love Civic Center, 2025 Collegiate Drive, Paris, on Tuesday, December 14, 1999, at 1:00 p.m., local time.

At the Special Meeting, Members will be asked to adopt a resolution that Lamar Electric become a division of Cap Rock Electric Cooperative, Inc., by combining with that cooperative. A vote for the resolution is a vote for converting to a public stock company in accordance with Cap Rock's "Conversion Plan". The Board of Directors of the Cooperative recommends adoption of this resolution. In addition, members will be asked to conduct such other business as may properly come before the Special Meeting. The board believes it is in the best interest of the Cooperative and its Members to become a division of Cap Rock Electric and recommends you adopt this resolution.

Important information regarding this resolution is contained in this Proxy Statement which you are urged to read carefully. It is important that your Membership interest be represented and voted at the Special Meeting. Accordingly, you are encouraged to complete, sign, date and return the enclosed proxy in the postage-paid envelope provided so that it is received at the Cooperative on or before December 6, 1999. There will be a drawing for a Grand Prize, a year's worth of free electricity! (Maximum for this prize is $300 per month for a full year.) You may either attend the meeting in person or return an assigned proxy to be eligible for the Grand Prize. You do not have to attend the meeting to be eligible for this prize - you only have to send in your proxy. Not only do you gain this eligibility, but attending the meeting or sending in your proxy will also gain you a $5.00 credit on your next electric bill.

Your interest and voting participation in the affairs of your Cooperative are greatly appreciated.

                                        Sincerely,


                                        Board and Management of
                                        Lamar Electric Cooperative

                  LAMAR COUNTY ELECTRIC COOPERATIVE ASSOCIATION
                             1485 North Main Street
                               Paris, Texas 75461


      NOTICE OF SPECIAL MEETING OF MEMBERSHIP To Be Held December 14, 1999

To the Members of Lamar Electric Cooperative:

A Special Meeting of the Members of Lamar County Electric Cooperative Association will be held on Tuesday, December 14, 1999, at 1:00 pm. in the Love Civic Center, 2025 South Collegiate Drive, Paris, for the following purposes:

      1. To adopt a resolution recommended by the Cooperative's Board of Directors to become a division of Cap Rock Electric Cooperative, Inc. in accordance with the terms and conditions of the Agreement to Combine Lamar and Cap Rock that has been approved by the Lamar Board of Directors.

      2. To transact such other business as may properly come before the meeting.

Only members of record at the close of business on November 16, 1999, are entitled to notice of and to vote at the Special Meeting. Voting may be accomplished by attending the meeting in person or by returning the official proxy enclosed with this mailing.



      REGARDLESS OF WHETHER YOU PLAN TO ATTEND IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. MAILING YOUR COMPLETED PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU WISH TO DO SO.

      THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.



                                        By order of the Board of Directors,


                                        Zed Smith
                                        Secretary-Treasurer

                           LAMAR ELECTRIC COOPERATIVE
                                  Paris, Texas
                 PROXY STATEMENT FOR SPECIAL MEETING OF MEMBERS
                          To Be Held December 14, 1999


                              SOLICITATION OF PROXY


The Board of Directors (the "Board") of Lamar County Electric Cooperative (the "Cooperative") solicits the accompanying proxy on behalf of the Proxy Committee to be voted by the Proxy Committee at the Special Meeting of the Membership of the Cooperative to be held in the Love Civic Center, 2025 South Collegiate Drive, Paris, Texas, on Tuesday, December 14, at 1:00 p.m. or at any postponement of such meeting or at any subsequent rescheduled meeting to consider the Board Resolution to combine with Cap Rock Electric Cooperative, Inc. The Proxy Committee will vote all proxies as directed by majority vote of the committee concerning the matter of conveying all its assets and liabilities and transferring all its Membership interests to Cap Rock Electric Cooperative ("Cap Rock") in accordance with the provisions of the Agreement to Combine Lamar and Cap Rock Electric Cooperatives described below. The Proxy Committee intends to vote all proxies in favor of the resolution. In addition to this mail solicitation, proxies may be solicited by the Board of Directors on behalf of the Proxy Committee through use of personal interview, telephone and special correspondence from directors, employees, agents and other Members of the Cooperative. If such persons receive compensation for these services, the Cooperative will bear the cost.

Any Member of the Cooperative who gives a proxy may revoke the proxy any time prior to its exercise by (i) executing a subsequent proxy, or (ii) mailing or hand delivering written notice to the Secretary of the Cooperative by 5:00 p.m., December 13, 1999, or (iii) by attending the meeting and withdrawing the proxy upon registration at the meeting not later than noon. If a Member executes two or more valid proxies, the proxy bearing the latest date will be honored. Undated proxies shall be deemed dated as of the date of the postmark if mailed or the date of receipt by the Cooperative if hand delivered.

By completing, signing and returning your proxy to the Cooperative, you will become eligible to win the drawing for the Grand Prize to be given away at the Special Meeting. The Grand Prize is a year's worth of FREE ELECTRICITY (not to exceed $300 per month, or $3,600 per year). The names of all Members who return proxies will be included in the drawing for the Grand Prize, as will the names of those Members who attend the Special Meeting in person.

TO HELP ASSURE A QUORUM AT THE Special MEETING, THE BOARD URGES EACH MEMBER TO SUBMIT A PROXY TO THE PROXY COMMITTEE. EACH MEMBER SUBMITTING A PROXY AND/OR ATTENDING THE SPECIAL MEETING IN PERSON WILL RECEIVE A $5.00 CREDIT ON THE MEMBER'S ELECTRIC BILL AND WILL BE ELIGIBLE TO WIN THE GRAND PRIZE OF A YEAR'S WORTH OF FREE ELECTRICITY.


                               PURPOSE OF MEETING

As stated in the Notice of special Meeting of Members accompanying this Proxy statement, the business to he conducted and the matters to he considered and act&d upon at the special Meeting are as follows:

      1. To vote on the adoption of the following Member resolution (the "Member Resolution")

      Now, THEREFORE, BE IT RESOLVED that Lamar Electric Cooperative sell all of its assets and transfer all its liabilities to Cap Rock Electric Cooperative, Inc. on such terms and conditions and for such consideration as are set out in that certain Agreement to Combine Lamar and Cap Rock Electric Cooperatives (the "Combination Agreement") previously approved by the Board of Directors of the Cooperative, and

      RESOLVED FURTHER that the Cooperative enter into the Combination Agreement and such other documents as are contemplated by the Combination Agreement to consummate the transaction contemplated thereby; and

      RESOLVED FURTHER that the President of the Cooperative is hereby authorized, directed and empowered to take such action and execute such documents in the name of and on behalf of the Cooperative as he shall deem reasonable, necessary and appropriate to effect the purposes of these resolutions and to consummate the transaction contemplated by the Combination Agreement, including but not limited to, the execution of the Combination Agreement.

      2. To transact such other business as may properly come before the meeting.

                              THE WAYS YOU CAN VOTE

Any person or entity who is a Member of the Cooperative or who has been approved for membership by the Board of Directors as of the close of business on November 16, 1999, may vote in person at the special Meeting. Also, Members may appoint a proxy to cast their vote. A proxy, which is the assignment to a designated person or to the Proxy Committee of a Members right to cast a vote, must be in written form, properly completed and signed by the Member giving the proxy. A proxy is not a ballot.

The Bylaws of the Cooperative provide that each proxy shall be voted as directed by the Proxy Committee or by a designated person who is present in person at the meeting. No person or entity may cast a vote at the special Meeting unless such person or entity is a Member or holds a properly certified proxy from a Member. All proxies must be received by the secretary of the Cooperative no later than 5:00 p.m., local time, December 6,1999. The Cooperative's Bylaws further provide that the written proxy must designate the particular meeting at which it is to be voted and that a spouse of an absent Member will be deemed to hold the proxy of such absent Member. You may appoint as your proxy the Proxy Committee or another person who will be present in person at the special Meeting.

The Board recommends that you appoint the Proxy Committee as your proxy, whether or not you plan to attend the Special Meeting.

Any Member giving a proxy may revoke it at any time prior to its exercise by executing a subsequent proxy, by mailing or delivering in person written notice of revocation to the secretary of the Cooperative by 5:00 p.m., December 13, 1999, or by attending the special Meeting and withdrawing the proxy no later than one hour prior to the announced time of the special Meeting. If a Member executes two or more valid proxies, the proxy bearing the most recent date will be honored. Undated proxies will be deemed to be dated as of the date of the postmark if mailed or the date of receipt at the Cooperative's office if hand-delivered.

Background

Lamar County Electric Cooperative is a member-owned Texas transmission and distribution electric cooperative founded to 1938 and provides electrical service to its Members in Lamar, Red River, Delta and Fannin Counties. Today, the Cooperative has 2.6 miles of electrical transmission, and 2,008 miles of electrical distribution lines, serving 7,878 members and 9,998 meters.

The Board has carefully monitored and studied the deregulation of the electric energy industry (a sweeping deregulation bill was passed by the Texas Legislature recently) and has determined that the increased competition in the electric industry, which is certain to arise from deregulation, poses a substantial risk to the long and short-term future of the Cooperative and its Members. Convinced that the Cooperative must grow larger to survive. the Board, together with management, the Cooperative's financial advisers and consultants, many of whom are recognized as experts in the field, have examined various options to assure the continuation of affordable, high-quality electric service to the Members of the Cooperative.

Through this process it became clear that the Cooperative needed a plan to join forces with one or more cooperatives in order to meet the future with strength. The Board has examined several options to accomplish this goal and has carefully and systematically interviewed several electric cooperatives. The Board studied and evaluated each option carefully. As a result, the Board has concluded that the best available plan is for the assets. the liabilities and the Membership of the Cooperative to become a part of Cap Rock Electric Cooperative, Inc.

Thus, the board recommends that the Cooperative's Members adopt the Board Resolution at the upcoming special Meeting, under which all the assets, liabilities and Membership interests of the Cooperative would be transferred to Cap Rock Electric Cooperative, Inc., resulting in Lamar Electric Cooperative becoming a separate division of Cap Rock Electric. In this resolution, the Board is putting before the Members of the Cooperative what it has determined is the very best long-term option available.

If the Members reject the Member Resolution, it is projected that the Cooperative will not be able to provide competitive rates and we may face substantial rate increases in the near future. But if the Cooperative joins forces with Cap Rock, a rate increase will not be necessary and rates of the Lamar EC service area will be phased toward uniformity with other Cap Rock Members.

But rates are only part of the picture. As part of the diligence underlying this recommendation, the Board compared the pros and cons offered by several different cooperatives. It found Cap Rock to be a very customer-oriented and friendly company that brought far more advantages and better guarantees for the future of our Members. Becoming a division of Cap Rock will almost certainly improve the quality of electric service we receive, savings will be achieved by combining administrative functions of the two cooperatives and from the diversity of the customer loads. Cap Rock's headquarters is located approximately 400 miles from our headquarters, though its Hunt-Collin Division service area is only a few miles from our service area. This diversity of location creates load and weather diversity. As a separate division of Cap Rock, a local presence will be retained, as will the employees you know and trust; you will retain benefit of the local crews who now maintain your system, as well as the current Cooperative office staff. You will gain the convenience of a Cap Rock dispatcher on duty 24 hours every day. Also, you will gain computer monitoring of each substation and each circuit out of each substation, and, in emergency situations, you will have the added strength and support of additional personnel and equipment only a short distance away.

If the Members approve this resolution, as the Board recommends, we will be able to keep our rates competitive and will receive both new services and enhanced provision of familiar services - at no added cost. The advantages are many. Not only will we retain our local office and employees, but we will also continue all current participation and involvement in our local communities. In addition to community support currently provided by the

Cooperative, an additional $2.000 annually will be given in scholarships in the counties of the Cooperative's service area. Other community services will also be available. As you can see, the Board is confident that the proposal to combine with Cap Rock is in the best long and short-term interest of the Members of Lamar Electric Cooperative.

After carefully weighing and considering the advantages of its options at a meeting of the Board of Directors on October 28, 1999, the Board unanimously approved submitting to the Members a resolution authorizing Lamar Electric Cooperative Association to become a division of Cap Rock Electric Cooperative, Inc. on such terms and conditions and for such considerations as are set out in the Combination Agreement previously approved by the Board of Directors of the Cooperative.


                                  CONCLUSION

THE BOARD OF DIRECTORS OF LAMAR ELECTRIC COOPERATIVE URGES YOU TO VOTE FOR THE ADOPTION OF THE MEMBER RESOLUTION AUTHORIZING THE COOPERATIVE TO COMBINE WITH AND BECOME A DIVISION OF CAP ROCK ELECTRIC BY RETURNING YOUR ASSIGNED PROXY TO THE PROXY COMMITTEE.

      DIRECTOR RESOLUTION PROPOSING LAMAR ELECTRIC COOPERATIVE BECOME A DIVISION OF CAP ROCK ELECTRIC COOPERATIVE, INC.

NOW, THEREFORE, BE IT RESOLVED that LAMAR ELECTRIC COOPERATIVE
ASSOCIATION, sell all of its assets and transfer all its liabilities to CAP ROCK ELECTRIC COOPERATIVE, INC. on such terms and conditions and fur such consideration as are set out in that certain AGREEMENT TO COMBINE LAMAR and CAP ROCK ELECTRIC COOPERATIVES (the "COMBINATION AGREEMENT") previously approved by the Board of Directors of the Cooperative: and

      RESOLVED FURTHER that the Cooperative enter into the COMBINATION AGREEMENT and such other documents as are contemplated by the COMBINATION AGREEMENT to consummate the transaction contemplated thereby; and

      RESOLVED FURTHER that the President of the Cooperative is hereby authorized, directed and empowered to take such action and execute such documents in the name of and on behalf of the Cooperative as he shall deem reasonable, necessary and appropriate to effect the purposes of these resolutions and to consummate the transaction contemplated by the COMBINATION AGREEMENT, including but not limited to, the execution of the COMBINATION AGREEMENT.

                                  CERTIFICATION

I, Zed Smith, do hereby certify that I am the Secretary-Treasurer of Lamar County Electric Cooperative Association, and that the foregoing is a true and correct copy of a resolution which was duly adopted by the Board of Directors at a meeting held on

October 28, 1999. A quorum was present at this meeting.

IN WITNESS THEREOF, I have hereunto subscribed my name as Secretary-Treasurer and affixed the corporate seal of said Corporation this 28th day of October, 1999.


                                        ----------------------------
                                        Secretary-Treasurer